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                                                                    EXHIBIT 11.1

                   IXC COMMUNICATIONS, INC. AND SUBSIDIARIES

                COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
         For the Three Month Periods Ended September 30, 1996 and 1995
          and the Nine Month Periods Ended September 30, 1996 and 1995
                    (in thousands, except per share amounts)
                                  (Unaudited)

                                                                THREE MONTHS ENDED      NINE MONTHS ENDED
                                                                  SEPTEMBER 30,           SEPTEMBER 30,
                                                                ------------------     -------------------     PRO FORMA
                                                                 1996        1995        1996        1995       9/30/95
                                                                -------     ------     --------     ------     ---------
EARNINGS
  Net income (loss)...........................................  ($5,624)    ($ 307)    ($29,390)    $1,456      ($  759)
    Less: Dividends applicable to preferred stock.............     (437)      (465)      (1,302)    (1,425)      (1,425)
                                                                -------      -----      -------      -----        -----
  Net income (loss) applicable to common stockholders.........   (6,061)      (772)     (30,692)        31       (2,184)
    Extraordinary items.......................................       --         --           --     (1,006)      (1,006)
                                                                -------      -----      -------      -----        -----
  Net income (loss) applicable to common stockholders before
    extraordinary items.......................................  ($6,061)    ($ 772)    ($30,692)    $1,037      $(1,178)
                                                                =======      =====      =======      =====        =====
PRIMARY
  Weighted average number of shares outstanding...............   30,635     24,335       26,451     24,335       24,335
  Add: Effect, for periods prior to the initial public
    offering (IPO), of common stock options issued within one
    year of the IPO...........................................      832        833          832        833          833
  Add: Dilutive effect of outstanding stock options...........       --         --           --        160           --
  Less: Assumed repurchase of shares under the treasury stock
    method....................................................     (156)      (157)        (157)      (187)        (157)
                                                                -------      -----      -------      -----        -----
  Number of shares used to compute earnings (loss) applicable
    to common shareholders....................................   31,311     25,011       27,126     25,141       25,011
                                                                =======      =====      =======      =====        =====
FULLY DILUTED
  Weighted average number of shares outstanding...............   30,635     24,335       26,451     24,335       24,335
  Add: Effect, for periods prior to the IPO, of common stock
    options issued within one year of the IPO.................      832        833          832        833          833
  Add: Dilutive effect of outstanding stock options...........       --         --           --        160           --
  Less: Assumed repurchase of shares under the treasury stock
    method....................................................     (156)      (157)        (157)      (187)        (157)
                                                                -------      -----      -------      -----        -----
  Number of shares used to compute earnings (loss) applicable
    to common shareholders....................................   31,311     25,011       27,126     25,141       25,011
                                                                =======      =====      =======      =====        =====
PRIMARY INCOME (LOSS) PER COMMON SHARE
  Before extraordinary item...................................  ($ 0.19)    ($0.03)    ($  1.13)    $ 0.04      ($ 0.05)
  Extraordinary item..........................................       --         --           --      (0.04)     ($ 0.04)
                                                                -------      -----      -------      -----        -----
    Net income (loss).........................................  ($ 0.19)    ($0.03)    ($  1.13)    $ 0.00      ($ 0.09)
                                                                =======      =====      =======      =====        =====
FULLY DILUTED INCOME (LOSS) PER COMMON SHARE
  Before extraordinary item...................................  ($ 0.19)    ($0.03)    ($  1.13)    $ 0.04      ($ 0.05)
  Extraordinary item..........................................       --         --           --      (0.04)       (0.04)
                                                                -------      -----      -------      -----        -----
  Net income (loss)...........................................  ($ 0.19)    ($0.03)    ($  1.13)    $ 0.00      ($ 0.09)
                                                                =======      =====      =======      =====        =====
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